EXHIBIT 23.2

Consent of Independent Auditors

ORBCOMM Inc.

Rochelle Park, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-180755 and 333-175577) and Form S-8 (No. 333-174916, 333-139582 and 333-139583) of ORBCOMM, Inc. of our report dated March 29, 2013 relating to the financial statements of GlobalTrak (a division of System Planning Corporation), which appears in Amendment No. 1 to Form 8-K/A of ORBCOMM Inc. dated June 19, 2013.

/s/ BDO USA, LLP

McLean, Virginia

January 15, 2014